Exhibit 10.11

São Paulo, August 1st, 2013.

To SYNERGY EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.
Avenida Carlos Caldeira Filho, 389, Vila Andrade
ZIP 05730-190 - São Paulo - SP

Att. Mr. Liu Shie Lin and
Dr. Fábio Peccicacco

Re: Documentation List from the Attachment I of the Commitment Agreement for the Purchase and Sale of Real Estate and Other Covenants

We refer to the letter sent by you in July 1st 2013 requiring further clarification with respect to part of the certificates delivered by NMHG to Synergy in June 24 2013, besides two additional certificates, to request an additional 30 days’ extension to the initial 30 days’ term to send these information and documentation do Synergy, due to the slowness in the obtainment of it.

In this way, in order to formalize this request, we kindly ask through this letter that SYNERGY send us your written consent to the above mentioned term’s extension by the end of this week, at your earliest convenience by signing below and returning the additional copy of this letter to us.

Yours faithfully,

/s/ Matheus de C. Thaumaturgo
Matheus de Carvalho Thaumaturgo
Legal Counsel
NACCO Materials Handling Group Brasil Ltda.

Agreed in ___/___/2013.

_________________________________________
Synergy Empreendimentos e Participações Ltda.
Fábio Antônio Peccicacco
Lawyer
In agreement but limited to
August 30, 2013.
/s/ Fábio Peccicacco
August 5, 2013
Fábio Antonio Peccicacco
Lawyer
OAB - 25.760

1    Working translation only; the Portuguese version governs.